Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos.: 333-138098 and 333-133055) of Alpha Innotech Corp. of our report dated March 28, 2008, relating to the consolidated financial statements of Alpha Innotech Corp., appearing in this Annual Report on Form 10-KSB of Alpha Innotech Corp. for the year ended December 31, 2007.

/s/ Rowbotham and Company LLP

San Francisco, California
March 28, 2007